UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-37897	26-1828101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18 Technology Drive, Suite 110 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which Registered
Common stock, $0.001 par value per share	RSLS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2024, ReShape Lifesciences Inc. (the “Company”) entered into an equity purchase agreement (the “Purchase Agreement”) with a certain investor (the “Investor”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right, but not the obligation, to sell to the Investor up to $5,000,000 of shares (the “Investor Shares”) of the Company’s common stock (the “Common Stock”) from time to time over the 36-month term of the Purchase Agreement.

The price paid by the Investor for each share of Common Stock (the “Share Price”) at each closing (each, a “Closing”) shall be 93% of the daily volume-weighted average price of the Common Stock (“VWAP”) on the previous trading day prior to such Closing; provided, that if 93% the lowest VWAP in the four trading days following such Closing is lower than such Share Price, then, as a “true-up”, the Company shall issue additional shares of Common Stock to the Investor so as to ensure that the total number of shares received by the Investor is equal to the number it would have received for the aggregate purchase price paid at such Closing if the shares of Common Stock had been valued at such lower number.

The Investor Shares shall be purchased at Closings that will occur within one trading day of the date the Investor is deemed in receipt of an issuance notice from the Company (the “Issuance Notice”), so long as certain conditions mutually agreed between the Investor and the Company, are satisfied; provided, that, Investor Shares issued at any one Closing shall not exceed (a) if the Issuance Notice is received prior to 8 a.m. Eastern Standard Time, (i) 12.5% of the average daily trading volume of the Common Stock multiplied by the VWAP for that trading day (the “Daily Value Traded”) of the Common Stock on the 10 trading days immediately preceding the date of such Closing and (ii) a purchase price of $500,000 and (b) otherwise, (a) the lower of (i) 7.5% of the average Daily Value Traded of the Common Stock on the 10 trading days immediately preceding the date of such Closing and (ii) a purchase price of $250,000.

Upon the execution of the Purchase Agreement, the Company issued to the Investor 17,300 shares of Common Stock and a pre-funded warrant to purchase 21,015 shares of Common Stock at an exercise price of $0.001 per share (together, the “Commitment Shares”), which together represents the fee for the Investor’s commitment to purchase shares of the Company’s Common Stock under the Purchase Agreement. The Investor has agreed not to cause or engage, in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock. The Purchase Agreement prohibits the Company from directing the Investor to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by the Investor (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder), would result in the Investor beneficially owning more than 9.99% of the then total outstanding shares of Common Stock.

Under applicable listing rules of the Nasdaq Capital Market (“Nasdaq”), the Company is prohibited from issuing to the Investor an aggregate number of shares of Common Stock pursuant to the Purchase Agreement if such shares would exceed 19.9% of the number of issued and outstanding shares of Common Stock as of the effective date of the Purchase Agreement, calculated in accordance with the applicable Nasdaq rules (such maximum number of shares, the “Exchange Cap”), provided that the Exchange Cap will not apply (a) if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the Nasdaq rules or (b) solely to the extent that (and only for so long as) the average price of the Investor Shares sold under the Purchase Agreement equals or exceeds the lower of (i) the Nasdaq Official Closing Price (as reflected on nasdaq.com) immediately preceding the effective date; or (ii) the average Nasdaq Official Closing Price for the five trading days immediately preceding the effective date. In any event, the Purchase Agreement specifically provides that the Company is not required or permitted to issue, and the Investor is not required to purchase, any shares of Common Stock under the Purchase Agreement if the issuance would violate the rules or regulations of Nasdaq.

The Purchase Agreement may be terminated by (i) the Company at any time, for any reason and without any payment or liability to the Company upon five days written notice, or (ii) upon mutual written consent of the Investor and Company. The Company may deliver purchase notices under the Purchase Agreement, subject to market conditions, and in light of the Company’s capital needs, from time to time and under the limitations contained in the Purchase Agreement. Any proceeds that the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes, including expenses related to the Company’s previously announced proposed merger with Vyome Therapeutics, Inc. and sale of substantially all of the Company’s assets to Ninjour Health International Limited, provided that under the terms of the previously announced Securities Purchase Agreement, dated October 16, 2024, pursuant to which the Company issued the Investor a senior secured convertible note in the aggregate principal amount of $833,333.34 (the “Note”), the Company must use 66% of the net proceeds from any issuance of capital stock, including under an equity line of credit, to prepay the amount the Company owes to the Investor under the Note.

On December 20, 2024, the Company filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission relating to the resale of the Investor Shares and the Commitment Shares. The Company agreed to use its commercially reasonable efforts to have the Registration Statement declared effective within 30 days of its initial filing.

The foregoing is a summary description of certain terms of the Purchase Agreement and, by its nature, is incomplete. The form of Purchase Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

The Purchase Agreement contains customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreement and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports the Company may file with the Securities and Exchange Commission.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 with respect to the issuances of the of the Investor Shares and Commitment Shares pursuant to the Securities Purchase Agreement is incorporated herein by reference. The issuance of all such shares by the Company will not be registered under the Securities Act and are issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws, but the resale of such shares will be registered under the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Equity Purchase Agreement, dated as of December 19, 2024 by and between the Company and the Investor (incorporated by reference to Exhibit 10.26 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 20, 2024)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Paul F. Hickey
Paul F. Hickey
Chief Executive Officer

Dated: December 27, 2024